Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, par value $0.0001 per share, of Sonder Holdings Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 27, 2024

PRASHANT GUPTA 2015 REVOCABLE TRUST

By:	/s/ Prashant Gupta
Prashant Gupta
Trustee

NEEM 2020 TRUST

By:	/s/ Prashant Gupta
Prashant Gupta
Trustee

RAASHI 2021 GST TRUST

By:	/s/ Prashant Gupta
Prashant Gupta
Trustee

/s/ Prashant Gupta
PRASHANT GUPTA